                                                                   EXHIBIT 10.28
                                                                   -------------

                           OPTION PURCHASE AGREEMENT
                           -------------------------


     THIS AGREEMENT is made this 28th day of February, 2000, between GOTHIC ENERGY CORPORATION, an Oklahoma corporation ("GEC"), GOTHIC PRODUCTION COMPANY, an Oklahoma corporation ("GPC" and, jointly and severally with GEC, the "Buyer"), and CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP, an Oklahoma limited partnership, successor in interest by merger to Chesapeake Gothic Corp. (the "Seller").

                               R E C I T A L S :

     WHEREAS, the Seller owns (a) 61,007.474 shares of GEC's Senior Redeemable Preferred Stock, Series B, $0.05 par value per share, (b) the right to receive accrued and unpaid dividends on such Preferred Stock payable in kind, and (c) 2,394,125 shares of GEC's Common Stock, $0.01 par value per share (collectively, the "GEC Securities");

     WHEREAS, the Seller and one or more of the wholly owned subsidiaries of Chesapeake Energy Corporation (collectively, the "CEC Parties"), and the Buyer and the Buyer's affiliated entities (collectively, the "Gothic Parties") are parties to that certain Sale and Participation Agreement dated as of March 31, 1998, as amended (the "Participation Agreement") pursuant to which: (a) the Seller acquired an undivided fifty percent (50%) interest in certain oil, gas and related assets from the Gothic Parties, (b) the CEC Parties and the Gothic Parties provided for the maintenance, joint development and operation of the Existing Acreage, the Related Interests and the Acquisition Acreage (as those terms are defined in the Participation Agreement), and (c) an area of mutual interest was created among the CEC Parties and the Gothic Parties covering lands located in the States of Arkansas, Kansas, New Mexico (excluding the Pecos Slope Acreage), Oklahoma and Texas;

     WHEREAS, the Buyer desires to purchase an option to acquire all of the Seller's GEC Securities (the "Option") pursuant to the Option Agreement in the form at Schedule "A" attached as a part hereof (the "Option Agreement") which the Seller is willing to sell to the Buyer in exchange for certain modifications to the Participation Agreement and the performance of certain other agreements and documents set forth herein, all subject to the terms and conditions set forth in this Agreement;

     WHEREAS, one or more of the Discount Noteholders (as hereinafter defined) have made the execution and delivery of this Agreement and the Option a condition precedent to the Discount Noteholders entering into agreements to convert the debt held by such parties to equity of the Buyer.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   Purchase and Sale.  Subject to the terms and conditions set forth in this
     -----------------
Agreement, the Seller hereby agrees to sell the Option and the Buyer hereby agrees to purchase the Option and perform the Purchase Consideration.

2.   Purchase Consideration.  Upon satisfaction or waiver of the conditions
     ----------------------
precedent set forth in paragraph 3 hereof in accordance with the terms thereof, and in consideration for the sale of the Option to the Buyer and as a condition precedent to the effectiveness of such grant, the Buyer will cause the Gothic Parties to take the following actions (the"Purchase Consideration") on the Closing Date (as hereinafter defined):

     2.1  Operations.   The Gothic Parties will take all actions necessary to
          ----------
          turn over to the CEC Parties operations on: (a) the wells identified at Schedule "2.1" attached as a part hereof; and (b) all wells which have been or are currently being developed under the Participation Agreement and all other wells now or hereafter proposed which are located in: (i) Meade and Clark Counties, Kansas, and (ii) Texas, Beaver, Harper, Ellis, Woods, Woodward, Dewey, Major, Blaine (Township 19N only), Custer, Grady, Pittsburg, Haskell, Latimer (except for Sections 19-36 of Township 3N Range 20E) and LeFlore Counties, Oklahoma, by permanently resigning as operator and waiving any rights under the Participation Agreement to become operator of such wells in the future. On the Closing Date the Gothic Parties will execute and deliver resignation of operator letters in form and substance satisfactory to the Seller and will vote all of the Gothic Parties' interests in such properties for the Chesapeake Parties as successor operator (the "Operator Documents").

     2.2  Extensions and Right of First Refusal.  The Gothic Parties take all
          -------------------------------------
          actions necessary to: (a) extend the term of the reassignment obligation under paragraph 1.3 of the Participation Agreement until April 30, 2006; (b) extend the Termination Date (as defined in paragraph 14 of the Participation Agreement) until April 30, 2006, for the portion of the Participation Area included in the States of Arkansas, Kansas and Oklahoma and the portion of the State of Texas located north of latitude 34 degrees N; (c) amend the default and remedies provisions under paragraph 13 of the Participation Agreement; and (d) grant the CEC Parties preferential purchase and related rights with respect to sales of assets covered by the Participation Agreement. In order to evidence such extension, the parties will execute and deliver the Amendment Documents (as defined below) simultaneously with the execution of this Agreement.

3.   Conditions Precedent to Option Grant.  Unless waived in writing by the
     ------------------------------------
Buyer and the Seller, the sale of the Option pursuant to this Agreement is subject to the satisfaction of all of the following conditions precedent on or before March 14, 2000 (the "Condition Satisfaction Period"), unless extended in writing by the Seller:

     3.1  Authorization.  The terms of this Agreement and the Option will have
          -------------
          been duly authorized by the respective Boards of Directors of the Buyer and the Seller.

     3.2  Consents.  The Buyer and the Seller will have received required
          --------
          written consents to the terms and conditions of this Agreement from the holders of the Buyer's 14 1/8% Senior Secured Discount Notes (the "Discount Noteholders"), Bank One, Texas, N.A., and any other necessary parties.

     3.3  No Actions.  No actions will have been taken or threatened to prevent
          ----------
          any party from entering into of this Agreement, performing this Agreement or seeking other relief as a result of this Agreement.

     3.4  Discount Noteholders.  The Discount Noteholders and the Gothic Parties
          --------------------
          will have executed and delivered the instruments necessary to evidence the agreement of the Discount Noteholders to convert all of the notes held by the Discount Noteholders into equity of the Buyer.

     3.5  Additional Documents.  The Gothic Parties and the CEC Parties will
          --------------------
          have each executed and delivered to the other parties such additional documents and instruments as might be reasonably requested by the Buyer or the Seller to consummate this Agreement.

     3.6  JIB Payments.  The Gothic Parties and the CEC Parties will have each
          ------------
          paid current all joint interest billings owing to the parties as required by the Joint Operating Agreements attached to the Participation Agreement.

4.   Closing.  Unless extended in writing by the Seller, the transactions
     -------
contemplated by this Agreement will be consummated on the date (the "Closing Date") which is two (2) business days after the date all of the conditions under paragraph 3 of this Agreement have been satisfied in full or waived in writing by the Buyer and the Seller.

     4.1  Seller's Deliveries.  Subject to the terms and conditions of this
          -------------------
          Agreement and the performance of the Buyer's obligations under paragraph 4.2 of this Agreement, on the Closing Date the Seller will deliver or cause to be delivered to the Buyer the following items (all documents will be duly executed and acknowledged where required):

          4.1.1  Option.  The Option and the Amendment Documents (as hereinafter
                 ------
                 defined);

          4.1.2  Evidence of Authority.  Such resolutions, certificates of good
                 ---------------------
                 standing, incumbency certificates and other evidence of authority with respect to the Seller as might be reasonably requested by the Buyer;

          4.1.3  Additional Documents.  Such additional documents as might be
                 --------------------
                 reasonably requested by Gothic to consummate this Agreement.

     4.2  Buyer's Deliveries.  On the Closing Date, the Buyer will deliver or
          ------------------
          cause to be delivered to the Seller the following items (all documents will be duly executed and acknowledged where required):

          4.2.1  Purchase Consideration.  The Gothic Parties will have each
                 ----------------------
                 executed and delivered to the Seller the Second Amendment to Participation Agreement in the form of Schedule "4.2.1" attached hereto as a part hereof and the other documents contemplated thereby (the "Amendment Documents"), the Operator Documents and any other documents required to evidence the Purchase Consideration;

          4.2.2  Evidence of Authority.  Such corporate resolutions,
                 ---------------------
                 certificates of good standing, incumbency certificates and other evidence of authority with respect to each of the Gothic Parties as might be reasonably requested by the Seller;

          4.2.3  Additional Documents.  Such additional documents as might be
                 --------------------
                 reasonably requested by the Seller to consummate this Agreement.

5.   Seller Representations and Warranties.  The Seller hereby represents and
     -------------------------------------
warrants to the Buyer that:

     5.1  Title.   The Seller has good and valid title to the GEC Securities,
          -----
          free and clear of all liens, claims and encumbrances.

     5.2  Authority and Reliance.  The Seller has taken all necessary action to
          ----------------------
          authorize the execution, delivery and performance of this Agreement, the Amendment Documents, the Operator Documents and the Option Agreement and has adequate power, authority and legal right to enter into, execute, deliver and perform this Agreement and to issue the Option as contemplated hereby.

     5.3  Consents.    No consent, approval, license, qualification or formal
          --------
          exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange is required in connection with the execution, delivery or performance by the Seller of this Agreement.

     5.4  Litigation. There is no action, suit, investigation or proceeding,
          ----------
          governmental or otherwise, pending or, to the best knowledge of the Seller, threatened to which any of the CEC Parties is or would be a party which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge this Agreement or the Seller's granting of the Option or questions the legality or validity of any such transactions or seeks to recover damages or obtain other relief in connection with any such transactions.

6.   Buyer Representations and Warranties.  The Buyer hereby represents and
     ------------------------------------
warrants to the Seller that:

     6.1  Authority and Reliance.  The Buyer has taken all necessary action to
          ----------------------
          authorize the execution, delivery and performance of this Agreement, the Amendment Documents, the Operator Documents and the Option Agreement and has all requisite corporate power, authority and legal right to enter into, execute, deliver and perform this Agreement, the Amendment Documents, the Operator Documents and the Option Agreement. The Buyer further represents and warrants that, in purchasing the Option, the Buyer has relied upon independent investigations made by the Buyer or the Buyer's representatives, that the Buyer has had sufficient opportunities to make inquiries of the Seller and that the Buyer and such representatives have been given the opportunity to examine all documents concerning the terms and conditions of the Option. The Buyer represents and warrants that the Buyer is experienced in the oil and gas business, has knowledge and experience in business and financial matters and is competent to evaluate the value of the Option and the benefits and risks relating to the purchase of the Option and the Buyer has determined that the consideration being given by the Buyer is the fair value equivalent of the consideration being received by the Buyer for the granting of the Option.

     6.2  Consents.  The Buyer has obtained and provided to the Seller all
          --------
          consents, approvals or waivers necessary or appropriate for the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby. No other authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange is required in connection with the execution, delivery or performance by the Gothic Parties of this Agreement.

     6.3  Litigation. There is no action, suit, investigation or proceeding,
          ----------
          governmental or otherwise, pending or, to the best knowledge of the Buyer, threatened to which any of the Gothic Parties is or would be a party which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge this Agreement or the Buyer's purchase of the Option or questions the legality or validity of any such transactions or seeks to recover damages or obtain other relief in connection with any such transactions.

7.   Default; Failure of Conditions.  In the event either party fails to perform
     ------------------------------
such party's obligations hereunder (except as excused by another party's default) (the "Defaulting Party") such failure will constitute an event of default under this Agreement and the other party (the "Other Party") will have the right to exercise any and all remedies available at law or in equity unless such default is waived by the Other Party or cured by the Defaulting Party within five (5) business days after receipt of notice of such default. The remedies provided by this Agreement are cumulative and will not exclude any other remedy to which the Other Party might be entitled under this Agreement or applicable law. In the event the Other Party elects to selectively and successfully enforce the Other Party's rights under this Agreement, such action will not be deemed a waiver or discharge of any other remedy. During the pendency of any default or disputes, this Agreement will be deemed to be in full force. Notwithstanding anything herein to the contrary, on the occurrence of a default or other breach of this Agreement by the Buyer, the Seller may terminate the Option and the Option Agreement in the sole and absolute discretion of the Seller.

8.   Standstill.  Each of the parties irrevocably agree that the negotiation,
     ----------
preparation, execution and delivery of this Agreement and any preliminary discussions with any person regarding this Agreement, the Option or any similar transaction will not and did not violate any standstill, nonsolicitation or similar agreement including, without implied limitation, paragraph 5.4 of the Securities Purchase Agreement among the Buyer, Chesapeake Acquisition Corporation and Chesapeake Gothic Corp. dated March 31, 1998 (the "Securities Purchase Agreement"), and relating to the purchase of the GEC Securities by affiliates of the Seller. The Buyer hereby releases, acquits and forever discharges the CEC Parties and the CEC Parties' directors, officers, shareholders, partners, members, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliates and such parties' respective successors and assigns from any and all claims, whether asserted or assertable, known or unknown, and all actions, debts, suits, causes of action, both at law and in equity, demands, defenses, offsets, liabilities, losses, obligations or damages directly or indirectly related to any violation or alleged violation of the Securities Purchase Agreement arising out of any action, inaction, contact, discussions or matter prior to the date of this Agreement including, without implied limitation, any violation or alleged violation of any standstill or confidentiality agreement set forth in the Securities Purchase Agreement or otherwise.

9.   Deferral of Operations Turnovers.   Notwithstanding anything to the
     --------------------------------
contrary in this Agreement or in the Participation Agreement, during the Condition Satisfaction Period, the Seller will not be required to turnover operations on any wells located in the areas described in paragraph 2.1 of this Agreement including, without limitation, the Della 1-9 well.

10.  Miscellaneous.  It is further agreed as follows:
     -------------

     10.1  Time.  Time is of the essence of this Agreement.
           ----

     10.2  Notices.  Any notice, demand or communication required or permitted
           -------
           to be given by any provision of this Agreement will be in writing and will be deemed to have been given and received when delivered personally or by telefacsimile to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following addresses or to such other or additional addresses as any party might designate by written notice to the other parties:

           To the Buyer:            Gothic Energy Corporation
                                    6120 South Yale Avenue, Suite 1200
                                    Tulsa, Oklahoma 74136
                                    Attn: Michael K. Paulk
                                    Telephone (918) 749-5666
                                    Fax No. (918) 749-5882

           With a copy to:      Pray, Walker, Jackman, Williamson & Marlar
                                    900 OneOk Plaza
                                    100 West 5th Street
                                    Tulsa, Oklahoma 74103-4218
                                    Attn: Ira L. Edwards, Jr.
                                    Telephone (918) 581-5500
                                    Fax No. (918) 581-5599


           To the Seller:           Chesapeake Energy Corporation
                                    6100 North Western Avenue
                                    Oklahoma City, Oklahoma 73118
                                    Attn: Aubrey K. McClendon
                                    Telephone (405) 879-9226
                                    Fax No. (405) 848-8588

           With a copy to:      Self, Giddens & Lees, Inc.
                                    2725 Oklahoma Tower
                                    210 Park Avenue
                                    Oklahoma City, Oklahoma 73102
                                    Attn:  Ray Lees
                                    Telephone (405) 232-3001
                                    Fax: (405) 232-5553

     10.3  Press Release.  Except to the extent required by applicable
           -------------
           disclosure requirements, all press releases relating to this Agreement and the transactions contemplated by this Agreement will be approved by the Buyer and the Seller prior to dissemination.

     10.4  Choice of Law.  This Agreement will be interpreted, construed and
           -------------
           enforced in accordance with the laws of the State of Oklahoma and will be deemed for such purposes to have been made, executed and performed in Oklahoma County, Oklahoma. All claims, disputes and other matters in question arising out of or relating to this Agreement will be decided by proceedings instituted and litigated in the District Court of Oklahoma County, Oklahoma, or the United States District Court for the Western District of Oklahoma.

     10.5  Headings.  The paragraph headings contained in this Agreement are for
           --------
           reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement.

     10.6  No Oral Agreements.  There are no unwritten oral agreements,
           ------------------
           understandings, warranties or representations with respect to the subject matter of this Agreement.

     10.7  Assignment.  It is agreed that neither party may assign such party's
           ----------
           rights nor delegate such party's duties under this Agreement without the express written consent of the other party to this Agreement.

     10.8  Amendment.  Neither this Agreement, nor any of the provisions hereof
           ---------
           can be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     10.9  Severability.  If any clause or provision of this Agreement is
           ------------
           illegal, invalid or unenforceable under any present or future law, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provisions as is possible to cause such provision to be legal, valid and enforceable.

     10.10 Attorney Fees.  If any party institutes an action or proceeding
           -------------
           against any other party relating to the provisions of this Agreement, the party to such action or proceeding which does not prevail will reimburse the prevailing party therein for the reasonable expenses of attorneys' fees and disbursements incurred by the prevailing party.

     10.11 Waiver.  Waiver of performance of any obligation or term contained
           ------
           in this Agreement by any party, or waiver by one party of the other's default hereunder must be in writing and will not operate as a waiver of performance of any other obligation or term of this Agreement or constitute a future waiver of the same obligation or a waiver of any future default.

           IN WITNESS WHEREOF, the Seller and the Buyer have executed this Agreement as of the date first above written.

                              GOTHIC ENERGY CORPORATION, an Oklahoma corporation


                              By
                                -----------------------------------
                                  Michael K. Paulk, President

                              GOTHIC PRODUCTION COMPANY, an Oklahoma corporation


                              By
                                -----------------------------------
                                  Michael K. Paulk, President

                              (jointly and severally referred to herein as the
                               "Buyer")

                              CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP, an Oklahoma limited partnership

                                   By: Chesapeake Operating, Inc., General
                                        Partner


                                   By
                                     ------------------------------
                                      Aubrey K. McClendon,
                                      Chief Executive Officer

                              (the "Seller")

                               OPTION AGREEMENT
                               ----------------


     THIS AGREEMENT is made this ____ day of __________, 2000, between GOTHIC ENERGY CORPORATION, an Oklahoma corporation ("GEC"), GOTHIC PRODUCTION COMPANY, an Oklahoma corporation ("GPC"and, jointly and severally with GEC, "Gothic"), and CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP, an Oklahoma limited partnership, successor in interest by merger to Chesapeake Gothic Corp. ("Chesapeake").

                               R E C I T A L S :

     WHEREAS, Chesapeake owns (a) __________________ shares of GEC's Senior Redeemable Preferred Stock, Series B, $0.05 par value per share, (b) the right to receive accrued and unpaid dividends on such Preferred Stock payable in kind, and (c) 2,394,125 shares of GEC's Common Stock, $0.01 par value per share (collectively, the "GEC Securities");

     WHEREAS, Chesapeake or one or more of the wholly owned subsidiaries of Chesapeake Energy Corporation (collectively, the "CEC Parties"), and Gothic and its affiliated entities (collectively, the "Gothic Parties") are parties to that certain Sale and Participation Agreement dated as of March 31, 1998, as amended (the "Participation Agreement") pursuant to which: (a) Chesapeake acquired an undivided fifty percent (50%) interest in certain oil, gas and related assets from the Gothic Parties, (b) the CEC Parties and the Gothic Parties provided for the maintenance, joint development and operation of the Existing Acreage, the Related Interests and the Acquisition Acreage (as those terms are defined in the Participation Agreement), and (c) an area of mutual interest was created among the CEC Parties and the Gothic Parties covering lands located in whole or in part in the States of Arkansas, Kansas, New Mexico (excluding the Pecos Slope Acreage), Oklahoma and Texas; and

     WHEREAS, Gothic has purchased an option to acquire all of Chesapeake's GEC Securities which Chesapeake has granted, such option to be evidenced by and subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of receipt of the consideration set forth in that certain Option Purchase Agreement of even date herewith, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Option Agreement. Chesapeake hereby grants to Gothic the right and option to purchase all of the GEC Securities owned by Chesapeake (the "Option") in strict accordance with the terms and conditions of this Agreement.

2. Term. Unless Fully Exercised in strict accordance with all of the terms and conditions set forth in this Agreement, unless extended in writing by Chesapeake, the Option will expire on the

Final Schedule    Schedule "A"
--------------
                                                              Page 1 of 17 Pages
earlier of: (i) __________, 2000, at 5:00 p.m. Oklahoma City, Oklahoma time; or
(ii) thirty (30) days after the confirmation order of the plan of bankruptcy for Gothic (the "Option Period"), and all rights and obligations of Chesapeake and the Gothic Parties under this Agreement will expire and terminate without any further notice or action. The Option will be deemed "Fully Exercised" if, and only if, each of the following actions is completed before the expiration of the Option Period: (a) receipt by Chesapeake of the exercise notice under paragraph of this Agreement; (b) satisfaction in full by the Gothic Parties of all conditions precedent set forth in this Agreement; and (c) full and complete performance by the Gothic Parties of the Exercise Consideration (as defined below) including, without implied limitation, the execution, delivery and recordation (where appropriate) of the Conveyance Documents and the Restated Participation Agreement (as those terms are defined below).

3. Exercise. Gothic may exercise the Option at any time prior to the expiration of the Option Period by delivery to Chesapeake of a written notice advising Chesapeake of Gothic's intent to exercise the Option. On receipt of such notice of intent to exercise: (a) this Agreement will be deemed a legally binding agreement by Gothic to purchase the GEC Securities from Chesapeake prior to the expiration of the Option Period on the terms and conditions stated in this Agreement; and (b) this Agreement will be deemed to be a legally binding agreement by Chesapeake to sell the GEC Securities to Gothic prior to the expiration of the Option Period under the terms and conditions stated in this Agreement. Notwithstanding the foregoing, Chesapeake will have no obligation to assign or deliver any interest in the GEC Securities to Gothic until the Option is Fully Exercised.

4. Exercise Consideration. The payment of the "Exercise Consideration" means the performance by Gothic of all of the following agreements in accordance herewith:

     4.1 Sale and Conveyance. As a portion of the Exercise Consideration the Gothic Parties will convey and assign to the CEC Parties all of the Gothic Parties' right, title and interest in and to the Properties (as defined below) free and clear of any and all liens, claims and encumbrances. The Properties assigned to the CEC Parties will be assigned pursuant to the form of assignment at Schedule "(a)" attached as a part hereof with appropriate schedules attached to describe the Properties as set forth in Schedule "4.1(b)" attached hereto as a part hereof (the "Property Schedules") and the Properties located within the CHK Area (as hereinafter defined) will be released from the terms of the Participation Agreement in all respects.

     4.2 Participation Agreement. The Gothic Parties and the CEC Parties will enter into the Amended and Restated Participation Agreement in the form of Schedule "" attached as a part hereof (the "Restated Participation Agreement") which will amend and replace the Participation Agreement to the extent set forth in the Restated Participation Agreement.

     4.3 Definitions. For purposes of this Agreement the term "Properties" means the following: (a) any right to any reconveyance in favor of the Gothic Parties under

Final Schedule    Schedule "A"
--------------
                                                              Page 2 of 17 Pages
          paragraph 1.3 of the Participation Agreement, any reversion or any other interest owned by the Gothic Parties under the Participation Agreement in the fifty percent (50%) interest in the Existing Acreage, the Related Interests and the Acquisition Acreage (as those terms are defined in the Participation Agreement) previously conveyed to the CEC Parties together with any related interests or property rights acquired by the CEC Parties so that the CEC Parties own such interest in any and all acreage, interests and property rights acquired in connection with the Participation Agreement free and clear of all re-assignment obligations, reversionary interests or any other terms or obligations under the Participation Agreement; (b) except for the Gothic Wellbore Interests (as defined below) but specifically including any other wells participated in by the Gothic Parties pursuant to paragraph 5.8 of this Agreement, all of the Gothic Parties' right, title and interest in all oil, gas and mineral interests of every kind and character within the CHK Area (as defined below) together with any related interests and property rights including, without limitation, any interest in farmout agreements, contribution agreements, exploration agreements, access agreements, the Existing Acreage, the Related Interests, the Acquisition Acreage and other agreements to acquire such interests which are owned by the Gothic Parties in the CHK Area; and (c) the right to operations of all wells in the CHK Area including, without limitation, any well containing the Gothic Wellbore Interests. For purposes of this
          Agreement: (y) the term "CHK Area" means: (i) Meade and Clark Counties, Kansas, and (ii) Texas, Beaver, Harper, Ellis, Woods, Woodward, Dewey, Major, Blaine (Townships in 19N only), Custer, Grady (Townships in 7N, 8N and 9N only), Pittsburg, Haskell, Latimer (excluding Sections 25, 34, 35 and 36 in Township 3 North, Range 19 East, Sections19, 22, 23, 24, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35
          and 36 in Township 3 North, Range 20 East and Sections 19, 20, 27, 28, 31, 32, 33, and 34 in Township 3 North, Range 21 East) and LeFlore Counties, Oklahoma; and (z) the term "Gothic Wellbore Interests" means the Gothic Parties' interests in the following wellbores (but excluding any interest in any acreage within the applicable governmental production unit): (i) any wellbores in the CHK Area which were producing in paying quantities as of February 1, 2000, and (ii) the next wellbores to be drilled in the designated quarter section of the governmental spacing units as described in Schedule "4.3" attached hereto as a part hereof which includes four (4) locations in Custer County, Oklahoma, six (6) locations in Pittsburg County, Oklahoma, four (4) locations in Latimer County, Oklahoma and one (1) location in Major County, Oklahoma.

5. Conditions Precedent to Exercise. Unless waived in writing by Chesapeake in Chesapeake's sole discretion, the right of Gothic to exercise the Option is subject to the satisfaction of all of the following conditions precedent:

     5.1 Plan of Reorganization. A plan of reorganization for Gothic will have been confirmed under the United States Bankruptcy Code, as amended, on terms and conditions which approve, without modification, this Agreement, the Restated Participation Agreement and all of the other instruments, agreements,

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                                                              Page 3 of 17 Pages
conveyances, certificates, memoranda and other documents to be entered into upon the exercise of the Option and the consummation of the provisions of this Agreement (the "Conveyance Documents").

     5.2 Approvals. Chesapeake and Gothic will have received written consents and approvals to the terms and conditions of this Agreement and the Conveyance Documents in form and substance satisfactory to Chesapeake from the holders of the Gothic's 14 1/8% Senior Secured Discount Notes, the holders of the Gothic's Senior Notes, Bank One, Texas, N.A., and any other necessary parties deemed necessary or prudent by Chesapeake.

     5.3 Lien Releases. Chesapeake will have received lien releases and other documents required to assure Chesapeake that the Properties and the other interests to be acquired by the CEC Parties under the Conveyance Documents will be free and clear of all liens, claims and encumbrances.

     5.4 Conveyance Documents. The Conveyance Documents will have been duly executed, acknowledged (where appropriate) and delivered by the Gothic Parties and the CEC Parties, the Conveyance Documents will include a certificate making and reaffirming each of the representations, warranties, covenants and agreements set forth in this Agreement, and the covenants and conditions precedent set forth therein will have been satisfied.

     5.5 Litigation. No actions, suits or litigation will have been threatened or filed seeking to prevent the consummation of the transactions contemplated by the Conveyance Documents or seeking damages or other relief as a result of the Conveyance Documents or the consummation of the transactions contemplated thereby and: (a) no preliminary or permanent injunction or other order will have been issued by any court of competent jurisdiction or any regulatory body preventing consummation of the transactions contemplated by this Agreement or the Conveyance Documents; (b) no action will have been commenced or threatened against Chesapeake, Gothic or any of their respective affiliates, associates, officers or directors seeking damages arising from, to prevent or challenge the transactions contemplated by this Agreement and the Conveyance Documents; (c) all representations and warranties of Gothic contained herein will be true and correct in all material respects on and as of the date of the exercise of the Option; and (d) the Gothic Parties will have performed or satisfied on and as of the date of the exercise of the Option, all obligations, covenants, agreements and conditions contained in this Agreement and the Conveyance Documents to be performed or complied with by the Gothic Parties.

     5.6 Lease Maintenance. The Gothic Parties will have maintained in full force and effect all of the oil, gas and mineral leases, farmout agreements, joint development agreements, joint operating agreements and other oil and gas related

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                                                              Page 4 of 17 Pages
          interests covered by the Participation Agreement in full force and effect and will not have rejected or terminated any of such interests or breached any of the terms or conditions applicable thereto.

     5.7 No Default. The Gothic Parties will have not defaulted under this Agreement, the Participation Agreement or the Option Purchase Agreement, each of the Gothic Parties' representations and warranties will be true and correct in all material respects and there will not have occurred any event that would constitute an event of default with the passage of time.

     5.8 Participation. The Gothic Parties will not have proposed any wells to be drilled in or on any governmental production unit (as defined in the Participation Agreement) containing any of the Properties in the CHK Area as to which drilling operations had not commenced prior to February 1, 2000 and, with respect to any wells (other than the Gothic Wellbore Interests) proposed by the Chesapeake Parties or third parties spudded after February 1, 2000 ("Interim Wells"), in the event the Gothic Parties elect to participate therein, all of the interests of the Gothic Parties in such Interim Wells and the governmental spacing units with respect thereto will, at Chesapeake's election, be included in the Properties to be conveyed to Chesapeake pursuant to paragraph 10.2.1 of this Agreement. In the event the Gothic Parties elect not to participate in any such Interim Wells, the Gothic Parties will have farmed out, assigned or otherwise conveyed to the Chesapeake Parties, the Gothic Parties' interests in any such Interim Wells and the governmental spacing units pursuant to the Participation Agreement.

     5.9 JIB Payments. The Gothic Parties will have paid current all joint interest billings owing to the CEC Parties as required by the Joint Operating Agreements attached to the Participation Agreement.

     5.10 Motion to Affirm. Within forty-five (45) days after the filing of the petition in bankruptcy for one or more of the Gothic Parties, the Gothic Parties will have filed a motion and will thereafter diligently pursue entry of an order in such bankruptcy proceeding to irrevocably affirm this Agreement, the Option, the Conveyance Documents, the Participation Agreement and the Restated Participation Agreement in all respects.

6. Chesapeake Representations and Warranties. Chesapeake hereby represents and warrants to Gothic that as of the date of this Agreement and until the Option is exercised in accordance with the terms and conditions of this Agreement or the Option Period has expired without the Option being exercised:

     6.1 Ownership. Chesapeake has and will have good and valid title to the GEC Securities, free and clear of all liens, claims and encumbrances. No person or entity other than the CEC Parties has or will have any interest in the GEC

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                                                             Page 5 of 17 Pages

          Securities either of record or beneficially.

     6.2 Authority. Chesapeake has taken all necessary action to authorize the execution, delivery and performance of this Agreement and has adequate corporate power, authority and legal right to enter into, execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

     6.3 Absence of Liabilities. Except as approved by Gothic in writing prior to the Closing Date: (a) Chesapeake has no debt, liability, obligation or commitment, absolute or contingent, known or unknown, relating to or connected with the GEC Securities; (b) the GEC Securities will not be subject to or liable for any claim, debt, liability, lien, encumbrance, obligation, guaranty or commitment of Chesapeake on the Closing Date; and (c) any such claims, debts, liabilities, obligations or commitments will be the sole responsibility of Chesapeake and Chesapeake hereby agrees to indemnify and hold harmless Gothic from all such matters.

     6.4 Consents and Approvals. No notice to, filing with, or authorization, consent or approval of any governmental entity, person or other entity is necessary for the consummation of the transactions contemplated by this Agreement. The execution, delivery, performance and consummation of this Agreement does not and will not: (a) violate, conflict with or constitute a default or an event that, with notice or lapse of time or both, would be a default, breach or violation under any term or provision of any instrument, agreement, contract, commitment, license, promissory note, conditional sales contract, indenture, mortgage, deed of trust, lease or other agreement, instrument or arrangement to which Chesapeake is a party or by which Chesapeake or, to the best of Chesapeake's knowledge, the GEC Securities are bound; (b) violate, conflict or constitute a breach of any statute, regulation or judicial or administrative order, award, judgment or decree to which Chesapeake is a party or to which Chesapeake or, to the best of Chesapeake's knowledge the GEC Securities are bound; or (c) result in the creation or imposition of any adverse claim or interest, lien, encumbrance, charge, equity or restriction of any nature whatever, upon or affecting Chesapeake, or to the best of Chesapeake's knowledge, the GEC Securities or Gothic.

7    Gothic Representations and Warranties. Gothic hereby represents and warrants to Chesapeake that as of the date of this Agreement and as of the Closing Date:

     7.1 Authority and Reliance. Gothic has taken all necessary action to authorize the execution, delivery and performance of this Agreement and has all requisite corporate power, authority and legal right to enter into, execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and to own, lease, and operate its properties and to conduct its business as now being conducted. Gothic represents and warrants that Gothic is experienced in the

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

          oil and gas business and has knowledge and experience in business and financial matters and, with respect to investments generally and, in particular, investments generally comparable to the Option and the GEC Securities, Gothic is competent to evaluate the value of each of the GEC Securities and the Exercise Price and the benefits and risks relating to this Agreement and Gothic has determined that the consideration being given by Gothic is the fair value equivalent of the consideration being received by Gothic for the purchase and exercise of the Option. If Gothic exercises the Option, Gothic's representations and warranties hereunder will extend fully to the exercise of the Option as if made on the date the Option is exercised.

     7.2 Consents. Gothic has obtained and provided to Chesapeake all consents, approvals or waivers necessary or appropriate for Gothic to enter into this Agreement and to consummate the transactions contemplated hereby. No other authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange is required in connection with the execution, delivery or performance by the Gothic Parties of this Agreement.

     7.3 Litigation. There is no action, suit, investigation or proceeding, governmental or otherwise, pending or, to the best of Gothic's knowledge, threatened to which any of the Gothic Parties is or would be a party or of which the Properties, the Properties or other assets of the Gothic Parties is or would be subject.

     7.4 Properties. All of the oil, gas and related interests of every kind and character owned by the Gothic Parties or any of the Gothic Parties' direct or indirect subsidiaries which are located in the CHK Area are described in Schedule "7.4" attached as a part hereof.

8. Covenants. Unless waived in writing, the parties agree to the following during the Option Period:

     8.1 Conduct of Businesses. Prior to the exercise of the Option or expiration of the Option Period, the Gothic Parties will operate in a businesslike manner in accordance with prior practices and will maintain and preserve all of the assets and businesses of the Gothic Parties including the Properties.

     8.2 Properties. The Gothic Parties have not and will not: (a) transfer, sell, mortgage, pledge, encumber or dispose of any assets covered by this Agreement or the Restated Participation Agreement, except for the existing mortgages which have been subordinated to the interests of Chesapeake pursuant to the Participation Agreement; or (b) except in the ordinary course of business consistent with past business practices, make or permit any amendment or termination of any material contract, agreement or commitment affecting the assets covered by this

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

          Agreement or the Restated Participation Agreement.

     8.3 Consents. The parties will use their best efforts to obtain, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Gothic Parties as are necessary for the consummation of the transactions contemplated by this Agreement or are reasonably requested by Chesapeake.

     8.4 Litigation. Promptly on learning thereof, each party to this Agreement will notify the other party of any litigation, suit or administrative proceeding that could reasonably be expected to have a material adverse affect on the ability of the parties to consummate the transactions contemplated by this Agreement or the Conveyance Documents, or otherwise adversely affect any of the businesses, affairs, assets, prospects, operations or conditions, financial or otherwise, of the parties, whether or not the claim is considered to be covered by insurance. Gothic and Chesapeake each agree to not to agree to or join in the pursuit of any injunctive relief prohibiting the transactions contemplated by this Agreement.

     8.5 Plan of Reorganization. Gothic will not propose or consent to any plan of reorganization which materially conflicts with any of the terms and conditions of this Agreement, the Conveyance Documents or the Restated Participation Agreement and will not dispute or seek to modify or rescind this Agreement in any bankruptcy proceeding or other action affecting Gothic. The Gothic Parties will simultaneously provide to Chesapeake copies of all notices, filings and other documents relating to the Gothic Parties bankruptcy, reorganization or any proposed plan of reorganization including, without limitation, all communications to, from or among any of the Gothic Parties, any formal or informal committees of creditors or security holders or any creditors of the Gothic Parties, whether before or after the filing of bankruptcy.

     8.6 GEC Securities. Chesapeake will not transfer, sell, pledge, encumber or dispose of any of the GEC Securities.

9. Representations and Warranties for the Properties. As an inducement to Chesapeake to enter into this Agreement and accept the assignment of the interests in the Properties, Gothic represents and warrants to Chesapeake that as of the date of this Agreement and the Closing Date:

     9.1 No Assumption of Obligations. Except as approved by Chesapeake in writing prior to the Closing Date, the execution and consummation of this Agreement will not obligate Chesapeake with respect to (or result in the assumption by Chesapeake of) any obligation of Gothic arising prior to the Closing Date under or with respect to, any liability, agreement or commitment relating to the Properties including, without implied limitation, to pay to or share with any third

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                                                             Page 8 of 17 Pages
          party any portion of the Hydrocarbons attributable to the Properties. The term "Hydrocarbons" means and includes oil, gas, casinghead gas, condensate, natural gas liquids and all components of the foregoing.

     9.2 Absence of Liabilities. Except as approved by Chesapeake in writing prior to the Closing Date: (a) Gothic has no debt, liability, obligation or commitment, absolute or contingent, known or unknown, relating to or connected with the Properties; (b) neither Chesapeake nor the Properties will be subject to or liable for any claim, debt, liability, lien, encumbrance, obligation, guaranty or commitment on the Closing Date; and (c) any such claims, debts, liabilities, obligations or commitments will be the sole responsibility of Gothic and Gothic hereby agrees to indemnify and hold harmless Chesapeake from all such matters. Gothic has complied and will continue to comply with all applicable federal, state or local statutes, laws and regulations.

     9.3 Contracts. Gothic has delivered to Chesapeake true copies (or descriptions, in the case of oral agreements) of all of the contracts and agreements relating to the Properties including, without limitation, all marketing and production sales contracts. Except as approved by Chesapeake in writing prior to the Closing Date, no such marketing or production sales contracts will in any way prevent or hinder Chesapeake in taking in kind Chesapeake's share of production from the Properties. There are no other material contracts, commitments or agreements in effect related to the Properties that have not been disclosed to Chesapeake in writing. To the best of Gothic's knowledge: (a) such contracts and agreements are in full force and effect; (b) no event of default or event which would become an event of default with the giving of notice or passage of time has occurred; and (c) no condition presently exists which would give any party to any such contract the right to terminate such contract. There are no other material contracts, commitments or agreements in effect related to the Properties.

     9.4 Consents and Approvals. No notice to, filing with, or authorization, consent or approval of any governmental entity, person or other entity is necessary for the consummation of the transactions contemplated by this Agreement. The execution, delivery, performance and consummation of this Agreement does not and will not: violate, conflict with or constitute a default or an event that, with notice or lapse of time or both, would be a default, breach or violation under any term or provision of any instrument, agreement, contract, commitment, license, promissory note, conditional sales contract, indenture, mortgage, deed of trust, lease or other agreement, instrument or arrangement to which Gothic is a party or by which Gothic or, to the best of Gothic's knowledge, the Properties are bound; violate, conflict or constitute a breach of any statute, regulation or judicial or administrative order, award, judgment or decree to which Gothic is a party or to which Gothic or, to the best of Gothic's knowledge the Properties are bound; or result in the creation or imposition of any adverse claim or interest, lien,

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

          encumbrance, charge, equity or restriction of any nature whatever, upon or affecting Gothic, or to the best of Gothic's knowledge, the Properties or Chesapeake.

     9.5 Litigation. To the best of Gothic's knowledge there is: (a) no action, suit or proceeding pending, threatened or contemplated against Gothic or the Properties; and (b) no proceeding, investigation, charge, audit or inquiry threatened or pending before or by any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality which might result in an adverse effect on Gothic or the Properties. Gothic hereby agrees to indemnify and hold harmless Chesapeake with respect to any and all litigation and proceedings.

     9.6 Title. Gothic owns, possesses and holds good and defensible title beneficially and of record in and to the respective Properties free and clear of all claims, liens, encumbrances, conditions, restrictions, calls on production, obligations to pay to or share with third parties any revenue or other matter adversely affecting the value or ownership of the Properties. All of the oil, gas and related interests of every kind and character owned by Gothic or any of Gothic's affiliates which are located in the CHK Area are described in the Conveyance Documents. Gothic is entitled to receive not less than the "Net Revenue Interest" set forth in the Conveyance Documents of all Hydrocarbons produced, saved and marketed from the Properties without reduction, suspension or termination of such interest throughout the duration of the productive life of such Properties and is in no event obligated to bear any of the costs and expenses related to the maintenance, development or operation (including, without limitation, the costs and expenses of plugging and abandoning any wells and removal and salvage of any equipment and facilities) of the Properties throughout the productive life of the Properties in excess of the "Working Interest" set forth in Conveyance Documents. To the best of Gothic's knowledge, there are no suspended revenues or any basis to suspend revenues from the Properties. To the best of Gothic's knowledge, there does not exist any lien, claim, encumbrance, restriction or other matter which might cause Chesapeake to not receive for its own account free and clear of all liens, claims and encumbrances the percentage of the fair market value of all Hydrocarbons produced, saved or used from each of the Properties after the Closing Date equal to the Net Revenue Interest designated in the Conveyance Documents.

     9.7 Foreign Person. Gothic is not a "foreign person" as that term is defined under the Internal Revenue Code of 1986.

     9.8 Oil and Gas Leases in Good Standing. Except as approved by Chesapeake in writing prior to the Closing Date, to the best of Gothic's knowledge all oil and gas leases which are material singly or in the aggregate are in full force and effect, and Gothic is not in default thereunder.

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

     9.9 Taxes. All ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property comprising the Properties or the production or removal of hydrocarbons or the receipt of proceeds therefrom have been timely paid when due and are not in arrears.

     9.10 Contracts, Consents and Preferential Rights. Gothic has disclosed to Chesapeake in writing after the date hereof by reference to this paragraph: (a) all partnership, joint venture, farmin/farmout, dry hole, bottom hole, acreage contribution, area of mutual interest, purchase and/or acquisition agreements of which any terms remain executory which materially affect the Properties; (b) all other executory contracts to which Gothic is a party which materially affect any item of the Properties; (c) all governmental or court approvals and third party contractual consents required in order to consummate the transactions contemplated by this Agreement; (d) all agreements pursuant to which third parties have preferential rights or similar rights to acquire any portion of the Properties upon the sale contemplated by this Agreement; and (e) all other contracts and agreements which are in any single case of material importance to the Properties.

     9.11 Tax Partnerships. None of the Properties is treated for income tax purposes as being owned by a partnership.

     9.12 Environmental Conditions. Gothic is not aware, and has not received notice from any person, entity or governmental body, agency or commission, of any release, disposal, event, condition, circumstance, activity, practice or incident concerning any land, facility, asset or property that: (a) interferes with or prevents compliance or continued compliance by Gothic (or by Chesapeake after the Closing
           Date) with any federal, state or local law, regulation, code or ordinance or the terms of any license or permit issued pursuant thereto; or (b) gives rise to or results in any common law or other liability of Gothic to any person, entity or governmental body, agency or commission for damage or injury to natural resources, wildlife, human health or the environment which would have a material adverse effect on Gothic in each case. Gothic is not aware of any civil, criminal or administrative action, lawsuit, demand, litigation, claim, hearing, notice of violation, investigation or proceeding, pending or threatened, against Gothic or operator of any of the lands, facilities, assets and properties owned or formerly owned, operated, leased or used by Gothic as a result of the violation or breach of any federal, state, or local law, regulation, code or ordinance or any duty arising at common law to any person, entity or governmental body, singly or in the aggregate, which if determined adversely would have a material adverse effect on Gothic.

     9.13 Plugging Status. To the best of Gothic's knowledge, all wells on the Properties that have been permanently plugged and abandoned have been so plugged and

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

           abandoned in accordance in all material respects with all applicable requirements of each governmental authority having jurisdiction over Gothic and the Properties.

     9.14 Affiliate Transactions. There are no transactions affecting any of the Properties between Gothic and any of Gothic's affiliates. As used in this Agreement, "affiliate" means, with respect to any person or entity, each other person or entity directly or indirectly controlling controlled by or under common control with such person.

     9.15 Full Disclosure. This Agreement, any schedule referenced in or attached to this Agreement, any document furnished to Chesapeake under this Agreement and any certification furnished to Chesapeake under this Agreement does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made, in the circumstances under which they were made, not misleading. All of the representations, warranties and covenants in this Agreement: (a) are true and correct as of the date made; (b) will be true and correct as of the Closing Date; and (c) will survive and not be waived, discharged, released, modified, terminated or affected by any due diligence by Chesapeake.

10. Closing. Unless the Option Period has expired or the closing is extended in writing by Gothic and Chesapeake, the transactions contemplated by this Agreement will be consummated on the date (the "Closing Date") which is five (5) business days after the later of: (a) the notice of intent to exercise under paragraph of this Agreement; or (b) the date all of the conditions under this Agreement have been satisfied in full.

     10.1 Chesapeake's Deliveries. Subject to the terms and conditions of this Agreement, on the Closing Date Chesapeake will deliver or cause to be delivered to Gothic the following items (all documents will be duly executed and acknowledged where required):

           10.1.1 GEC Securities. Conditioned on the Option being Fully Exercised, the GEC Securities due under paragraph of this Agreement together with stock powers with all signatures guaranteed in the form attached hereto as Schedule "10.1.1";

           10.1.2 Evidence of Authority. Such resolutions, certificates of good standing, incumbency certificates and other evidence of authority with respect to Chesapeake as might be reasonably requested by Gothic;

           10.1.3 JIB Payments. Current payment of all joint interest billings owing to the Gothic Parties as required by the Joint Operating Agreements attached to the Participation Agreement;

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

           10.1.4 Closing Memorandum. A memorandum setting forth the items delivered and accounting for the payments made on the Closing Date;

           10.1.5 Additional Documents. Such additional documents as might be reasonably requested by Gothic to consummate this Agreement; and

           10.1.6 Interim Wells. In the event Chesapeake elects to include the Gothic Parties' interests in the Interim Wells in the Properties pursuant to paragraph 5.8 hereof, Chesapeake will pay to the Gothic Parties an amount equal to the Gothic Parties' unrecovered drilling costs for such Interim Wells.

     10.2 Gothic's Deliveries. On the Closing Date, Gothic will deliver or cause to be delivered to Chesapeake the following items (all documents will be duly executed and acknowledged where required):

           10.2.1 Assignments. The Conveyance Documents in substantially the form and substance satisfactory to Chesapeake conveying to Chesapeake all of Gothic Parties' right, title and interest in and to the Properties including, without limitation, all of the right, title and interest in and to the Interim Wells in the event Chesapeake elects to include the Interim Wells in the Properties pursuant to paragraph 5.8 hereof;

           10.2.2 Releases. Releases and termination statements with respect to any and all liens, claims, security interests and other encumbrances covering any of the Properties including a release of any reconveyance rights in favor of the Gothic Parties under the Participation Agreement;

           10.2.3 Evidence of Authority. Such corporate resolutions, certificates of good standing, incumbency certificates and other evidence of authority with respect to each of the Gothic Parties as might be reasonably requested by Chesapeake;

           10.2.4 Closing Memorandum. A memorandum setting forth the items delivered and accounting for the payments made on the Closing Date;

           10.2.5 Additional Documents. Such additional documents as might be reasonably requested by Chesapeake to consummate this Agreement.

     10.3 Costs. Gothic will pay the following closing costs: (a) Gothic's attorneys' fees, investment banker's fees and bank fees; (b) the cost of recording all mortgage or other lien releases and the cost of documentary stamps to be affixed to any deeds conveying title to the Properties to Chesapeake; and (c) any other charge imposed by any governmental authority for the transfer of any item comprising the

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

           Properties. Chesapeake will pay only Chesapeake's attorneys' fees and the cost of recording the Conveyance Documents. Chesapeake and the Gothic Parties each agree to use their respective best efforts to take any and all reasonable action to minimize the recording costs and other charges associated with the consummation of the transactions contemplated by this Agreement.

     10.4 Files and Data. As of the Closing Date and at all times thereafter during the term of the Restated Participation Agreement, Gothic will make available to Chesapeake for copying, at Chesapeake's expense, all files, records, reports and other data relating to the Properties.

11. Default. In the event either party fails to perform such party's obligations hereunder (except as excused by another party's default) (the "Defaulting Party") such failure will constitute an event of default under this Agreement and the other party (the "Other Party") will have the right to exercise any and all remedies available at law or in equity including, without limitation, specific performance of this Agreement or any one or more of the provisions herein contained, unless such default is waived by the Other Party or cured by the Defaulting Party within five (5) business days after receipt of notice of such default. The remedies provided by this Agreement are cumulative and will not exclude any other remedy to which the Other Party might be entitled under this Agreement or applicable law. In the event the Other Party elects to selectively and successfully enforce the Other Party's rights under this Agreement, such action will not be deemed a waiver or discharge of any other remedy. During the pendency of any default or disputes, this Agreement will be deemed to be in full force and effect. Notwithstanding anything herein to the contrary, on the occurrence of a default or other breach of this Agreement by Gothic, Chesapeake may terminate the Option in the sole and absolute discretion of Chesapeake.

12.  Miscellaneous.  It is further agreed as follows:

     12.1  Time.  Time is of the essence of this Agreement.

     12.2 Notices. Any notice, demand or communication required or permitted to be given by any provision of this Agreement will be in writing and will be deemed to have been given and received when delivered personally or by telefacsimile to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following addresses or to such other or additional addresses as any party might designate by written notice to the other parties:



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

           To Gothic:               Gothic Energy Corporation
                                    6120 South Yale Avenue, Suite 1200
                                    Tulsa, Oklahoma 74136
                                    Attn: Michael K. Paulk
                                    Telephone (918) 749-5666
                                    Fax No. (918) 749-5882

           With a copy to:          Pray, Walker, Jackman, Williamson & Marlar
                                    900 OneOk Plaza
                                    100 West 5th Street
                                    Tulsa, Oklahoma 74103-4218
                                    Attn: Ira L. Edwards, Jr.
                                    Telephone (918) 581-5500
                                    Fax No. (918) 581-5599

           To Chesapeake:           Chesapeake Energy Corporation
                                    6100 North Western Avenue
                                    Oklahoma City, Oklahoma 73118
                                    Attn: Aubrey K. McClendon
                                    Telephone (405) 879-9226
                                    Fax No. (405) 848-8588

           With a copy to:          Self, Giddens & Lees, Inc.
                                    2725 Oklahoma Tower
                                    210 Park Avenue
                                    Oklahoma City, Oklahoma 73102
                                    Attn: Ray Lees
                                    Telephone (405) 232-3001
                                    Fax: (405) 232-5553

     12.3 Cooperation. At all times during the Option Period the parties agree to execute and deliver, or cause to be executed and delivered, such documents and do, or cause to be done, such other acts and things as might reasonably be requested by the other party to this Agreement to assure that the benefits of this Agreement are realized by the parties.

     12.4 Press Release. Except to the extent required by applicable disclosure requirements, all press releases relating to this Agreement and the transactions contemplated by this Agreement and the Conveyance Documents will be approved by Gothic and Chesapeake prior to dissemination.

     12.5 Choice of Law. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Oklahoma and will be deemed for such

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

            purposes to have been made, executed and performed in Oklahoma County, Oklahoma. All claims, disputes and other matters in question arising out of or relating to this Agreement will be decided by proceedings instituted and litigated in the District Court of Oklahoma County, Oklahoma or the United States District Court for the Western District of Oklahoma.

     12.6 Headings. The paragraph headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement.

     12.7 Entire Agreement. This Agreement and any document executed in connection herewith on or after the date of this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, warranties or representations except as set forth herein.

     12.8 Assignment. It is agreed that the parties may not assign such party's rights nor delegate such party's duties under this Agreement without the express written consent of the other parties to this Agreement.

     12.9 Amendment. Neither this Agreement, nor any of the provisions hereof can be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     12.10 Severability. If any clause or provision of this Agreement is illegal, invalid or unenforceable under any present or future law, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provisions as is possible to cause such provision to be legal, valid and enforceable.

     12.11 Attorney Fees. If any party institutes an action or proceeding against any other party relating to the provisions of this Agreement, the party to such action or proceeding which does not prevail will reimburse the prevailing party therein for the reasonable expenses of attorneys' fees and disbursements incurred by the prevailing party.

     12.12 Waiver. Waiver of performance of any obligation or term contained in this Agreement by any party, or waiver by one party of the other's default hereunder will not operate as a waiver of performance of any other obligation or term of this Agreement or a future waiver of the same obligation or a waiver of any future default.

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

     IN WITNESS WHEREOF, Chesapeake and Gothic have executed this Agreement as of the date first above written.

                                    GOTHIC ENERGY CORPORATION, an Oklahoma
                                    corporation


                                    By
                                      ------------------------------------
                                       Michael K. Paulk, President


                                    GOTHIC PRODUCTION COMPANY,
                                    an Oklahoma corporation


                                    By
                                      ------------------------------------
                                       Michael K. Paulk, President

                                    (jointly and severally referred to
                                     herein as "Gothic")


                                    CHESAPEAKE EXPLORATION LIMITED
                                    PARTNERSHIP, an Oklahoma
                                    limited partnership


                                    By:  Chesapeake Operating, Inc.,
                                         General Partner


                                    By
                                      ------------------------------------
                                       Aubrey K. McClendon,
                                       Chief Executive Officer

                                    ("Chesapeake")






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